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                                                                      EXHIBIT 23



                    [LETTERHEAD OF MCGLADREY & PULLEN, LLP]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of KS Bancorp, Inc. filed February 13, 1998, of our report dated January _____, 1998, relating to the consolidated financial statements of KS Bancorp, Inc. and subsidiary, which report appears in the Company's 1997 annual report to stockholders.



                                    /s/ McGladrey & Pullen, LLP
                                    ------------------------------------------



Raleigh, North Carolina
March _____, 1998